EXHIBIT 99.1

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below or discussed in the sections entitled “Risk Factors” contained in any applicable prospectus, prospectus supplement or other document offering our securities for sale and contained or to be contained in our filings with the SEC and incorporated by reference in such offering document, together with all of the other information contained in such offering document. If any of the risks or uncertainties described herein or in our other SEC filings or any such offering document, or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related To Our Business

The industry in which we have chosen to concentrate our sales efforts is fast moving and our customers may not be successful in growing in pace with the industry.

We have chosen to concentrate our sales efforts in the fast moving mobile phone business, where the life cycles of new products can be relatively short, and our available capital limits the number of new customers we can handle at any given time. We expect that the pool of our potential customers will substantially shrink over the next few years as a result of consolidation or business failures within the industries we serve, which places a premium on selecting customers whose growth keeps pace with this dynamic market, whether as a result of manufacturing products for which there is greater demand, strong capitalization or otherwise.  In addition, given our limited resources to evaluate new customers, if we ultimately select new customers who are less successful, it will provide a smaller return on our efforts than if we can select and retain more successful customers.  Despite our requirement of non-cancelable purchase orders from our customers and our efforts to investigate the credit histories of our customers, there is no guarantee that all our customers will be able to pay for all of the goods they order.

Our management and two significant shareholders collectively own a majority of our common stock.

Collectively, our officers, directors and two significant shareholders own or exercise voting and investment control over approximately 57% of our outstanding common stock. As a result, investors may be prevented from affecting matters involving the company, including:

• the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

• any determinations with respect to mergers or other business combinations;

• our acquisition or disposition of assets; and

• our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders. This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

Changes in governmental regulations affecting the export of electronics from China may hurt our business.

While we believe that our manufacturer customers sell approximately 90% of their products in the Chinese market, to the limited extent the Company’s manufacturer customers sell overseas, factors which adversely affect export of electronic products from China may materially and adversely affect our business, financial condition, results of operations and business prospects, including regulatory restrictions, trade disputes, industry-specific quotas, tariffs, non-tariff barriers and taxes that may result in limiting exports from China.

Our business is sensitive to general economic conditions.

As the vast majority of our sales are to manufacturers and design firms in China which in turn causes the end products to be distributed to consumers in China, our business could be adversely affected if there were to be a slowdown in the consumer demand in China for products incorporating the components we sell or we process for our supplier customers.  Our business may also be negatively affected by rising labor and material costs in China and, to the limited extent the Company’s manufacturer customers sell overseas, by a downturn in general economic conditions in major importing countries and regions.

Negative perception or publicity of Chinese products may hurt our business.

Any negative perception or publicity of Chinese electronic products may cause a decline in demand for Chinese electronic products and in turn negatively affect our sales and revenue.

SinoHub envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources which if not effectively managed, could impair its growth.

SinoHub’s strategy envisions a period of rapid growth that may impose a significant burden on its administrative and operational resources. The growth of SinoHub’s business will require significant investments of capital and management’s close attention. SinoHub’s ability to effectively manage its growth will require it to substantially expand the capabilities of its administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel.  If SinoHub is unable to successfully manage its growth, SinoHub may be unable to achieve its goals.

SinoHub may not be able to raise the additional capital necessary to execute its business strategy, which could result in the curtailment of SinoHub’s operations.

On September 10, 2008, the Company sold 4,406,533 shares of common stock and warrants to purchase an aggregate of 2,203,256 shares of common stock to certain accredited investors in a private offering, which resulted in aggregate gross proceeds to the Company of $7,491,110.  On August 6, 2009, the Company sold an additional 342,862 shares of common stock in a private offering, which resulted in aggregate gross proceeds to the Company of $1,200,000.  Nevertheless, SinoHub will need to raise substantial additional funds to fully fund its existing operations and for development, component purchases and expansion of its business.  An increasingly large proportion of the Company’s business (currently approximately 43%) is procurement-fulfillment which requires the Company to have available capital to purchase components for inventory prior to reselling them to customers.  A lack of sufficient capital beyond cash on hand and funds available under the Company’s credit facilities significantly impairs the Company’s ability to take on new customers and the size of the orders the Company can take from existing customers.  SinoHub has no current arrangements with respect to sources of additional financing and the needed additional financing may not be available on commercially reasonable terms, on a timely basis, or at all.  The inability to obtain additional financing, when needed, would have a negative effect on SinoHub, including possibly requiring it to curtail operations. If any future financing involves the sale of the equity securities of SinoHub, the shares of common stock held by its stockholders could be substantially diluted. If SinoHub borrows money or issues debt securities, it will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to repay principal and interest on the indebtedness when due.

Insufficient funds would prevent SinoHub from implementing its business plan and would require it to delay, scale back, or curtail certain of its growth plans.

The competitive pressures the Company faces could have a material adverse affect on the Company’s business.

The market for the Company’s products and services is very competitive and subject to rapid technological change. Not only does the Company compete with in-house service teams and other third-party logistics providers, it also competes for customers with distributors and with many of its own suppliers.  The Company’s failure to maintain and enhance its competitive position could adversely affect its business and prospects. Furthermore, the Company’s efforts to compete in the marketplace could cause deterioration of gross profit margins and, thus, overall profitability. The sizes of the Company’s competitors vary across market sectors, as do the resources the Company has allocated to the sectors in which it does business. Therefore, some of the competitors may have a more extensive customer base than the Company has in all or some of its market sectors or greater resources and funding to capture clients in such sectors.

Unexpected order cancellations by our customers could materially adversely affect our business, results of operations, financial condition or liquidity.

Our sales are typically made pursuant to individual purchase orders, and we generally do not have long-term contracts with our customers.  While we try to limit the risk of non-payment by providing that customer orders for procurement-fulfillment projects and purchase orders for component purchases are non-cancelable, and by making almost all of our spot component sales on a COD basis, we do provide our customers with payment terms on component sales that occur in connection with procurement-fulfillment projects.  While we generally collect a deposit of 15-20% on each procurement-fulfillment project, deal only in standard components, and limit the size of each order, we cannot be certain that every invoice for a completed order will be paid on time and that collection issues will not materially adversely affect our business, results of operations, financial condition or liquidity.

SinoHub generally does not have long-term contracts with its significant customers.

We generally do not have long-term contracts with our customers.  In 2008, SinoHub had three customers, all in the mobile phone business, who accounted for 12%, 10% and 7% of our revenue, respectively.  While we expect this concentration to go down as our business expands, if the concentration remains and we are not able to secure further business from these customers or are unable to replace the business provided by these customers, it may have a material adverse affect on our business, results of operations, financial condition or liquidity.

SinoHub will be required to hire and retain skilled technical and managerial personnel.

SinoHub’s continued success depends in large part on its ability to attract, train, motivate and retain qualified management and highly-skilled employees, particularly managerial, technical, sales, and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain the required highly-trained managerial and technical personnel who are integral to production and development and technical support teams may have a negative impact on the operation of SinoHub’s plants, which would have a negative impact on revenues. There can be no assurance that SinoHub will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect its business.

SinoHub is dependent upon its officers for management and direction and the loss of any of these persons could adversely affect its operations and results.

SinoHub is dependent upon its officers for implementation of its proposed expansion strategy and execution of its business plan. The loss of any of its officers could have a material adverse effect upon its results of operations and financial position. SinoHub does not maintain “key person” life insurance for any of its officers. The loss of any of its officers could delay or prevent the achievement of its business objectives.

We may incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission, or the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Compliance with Section 404 of the Sarbanes-Oxley Act on a timely basis may strain SinoHub’s limited financial and management resources, negatively affect its operating results, and cause SinoHub to fail to meet its reporting obligations.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act, adopted rules generally requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting. In addition, commencing with our annual report for the fiscal year ending December 31, 2009 (unless such date is extended by the SEC) our independent registered accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting.

SinoHub is developing and is implementing a Section 404 plan.  Before its reverse merger, the Company was a shell and had virtually no financial staff and its controls over financial reporting were ineffective. Before, during and after the reverse merger, SinoHub staff have been using controls with respect to the core business.  SinoHub’s auditors have conferred with the Company and discussed their requirements.  The officers of SinoHub are aware of the requirement for internal controls and believe that the internal controls SinoHub has in place are effective.  SinoHub will continue to endeavor to improve its control environment as it adds staff and grows the company, and SinoHub believes that it will be able to meet the requirements of Section 404 of the Sarbanes-Oxley Act on a timely basis.

However, SinoHub may need to hire and/or engage additional personnel and incur incremental costs in order to complete and manage the work required by Section 404 of the Sarbanes-Oxley Act. SinoHub may not be able to completely implement its Section 404 plan on a timely basis. Additionally, upon completion of the implementation of its Section 404 plan, SinoHub may not be able to conclude that its internal controls are effective, or in the event that it concludes that its internal controls are effective, SinoHub’s independent accountants may disagree with its assessment and may issue a report that is qualified. The financial and management resources required to implement and comply with Section 404 of the Sarbanes-Oxley Act, and any failure to implement required new or improved controls or difficulties encountered in their management and implementation, could negatively affect SinoHub’s operating results or cause it to fail to meet its reporting obligations.

Risks Related to Conducting Business in the People’s Republic of China

SinoHub’s Chinese operations subject it to certain risks inherent in conducting business operations in China, including political instability and foreign government regulation, which could significantly impact its ability to operate in such countries and impact its results of operations.

SinoHub conducts substantially all of its business in China.  SinoHub’s Chinese operations are, and will be, subject to risks generally associated with conducting businesses in foreign countries, such as:

·	any general economic downturn in China which effects consumer demand for the components we process and sell;
·	changes in applicable laws and regulations– for example, Customs regulations in China are quite complicated and are subject to change;
·	challenges to, or failure of, title – should the Company purchase facilities, it is more difficult in China to perfect clear title than it is in the United States and this represents a potential risk;
·
changes in foreign economic and political conditions – to the limited extent that the Company’s manufacturer customers sell overseas, economic downturns and political instability outside of China is bad for our business. Also, since China is an export driven economy, economic downturns overseas are bad for China generally and this will have some affect on our manufacturer customers which make products for the local Chinese market;

·	export and import restrictions – as noted above, Customs regulations change frequently and such changes could have negative affects on our business;
·
tariffs, Customs, duties and other trade barriers– VAT and Customs Duty make electronic components more expensive in China (85% are imported), which makes products such as mobile phones, components of which are core to the Company’s business, more expensive in China;

·
difficulties in staffing and managing foreign operations– the number of qualified managers in China is much less than the need, therefore it is hard for the Company to hire highly qualified managers; and

·
difficulties in enforcing agreements - China’s legal system is not as fully developed as the legal system in the United States, which means there is more risk that the Company could have difficulty enforcing  agreements.

To the extent that the Chinese government may in the future to require local ownership of companies to perform certain activities, the Company’s ownership structure may not permit it to accomplish all of its business objectives in China. Foreign governments also may impose additional taxes and/or royalties on our business, which would adversely affect SinoHub’s profitability. Internal unrest, acts of violence or strained relations between a foreign government and SinoHub or other governments may adversely affect its operations. These developments may, at times, significantly affect SinoHub’s results of operations, and must be carefully considered by its management when evaluating the level of current and future activity in such countries.

SinoHub SCM Shenzhen, Ltd. has certain favored customs statuses with Chinese authorities which provide it with competitive advantages.  Should it lose such statuses or should the benefits of the statuses change it could materially adversely impact our operations.

Over 70% of the electronic components that we sell are imported into China by SinoHub SCM Shenzhen, Ltd. (“SinoHub SCM SZ”), a PRC corporation organized by our wholly-owned subsidiary SinoHub Electronics Shenzhen, Ltd., also a PRC corporation (“SinoHub Electronics SZ”).  In September 2008, SinoHub SCM SZ attained Client Coordinator Enterprise Coordinator status with the Customs authorities at the Huanggang border crossing with Hong Kong.  As a Client Coordinator Enterprise, SinoHub SCM SZ is able to achieve expedited Customs clearance of its goods that it is importing into China and may defer the payment of Value Added Tax and Customs Duty for two weeks.  In April 2009, SinoHub SCM SZ was approved as an AA Customs High Credit Enterprise by the General Administration of Customs of the People's Republic of China. AA Customs High Credit Enterprise status is the highest status level that may be attained by importers.  Recognized in all of China’s customs ports, AA Customs High Credit Enterprises are given priority, expedited customs clearance, including exemption from customs examinations and processing by dedicated customs personnel.

The success of our current import operations in China is based in part upon SinoHub SCM SZ’s statuses as a Client Coordinator Enterprise and as an AA Customs High Credit Enterprise.  If SinoHub SCM SZ were to lose either status for any reason, such loss of status could result in disruption of our business, diversion of management attention and the incurrence of substantial costs, and could have a material adverse effect on our results of operations and financial condition.  Among the reasons such statuses could be lost are failure to fully comply with applicable customs regulations.  A future change in Chinese law, such as the elimination of Value Added Tax, that impacted the benefits of our Client Coordinator Enterprise or AA Customs High Credit Enterprise status by removing our competitive advantage of the deferral in the payment of the tax we receive from such Client Coordinator Enterprise status or the expedited processing permitted by our AA Customs High Credit Enterprise status, could have a similar material adverse effect on our results of operations and financial condition.

We believe that our operations in China through and by SinoHub Electronics SZ and SinoHub SCM SZ are valid under current PRC laws and regulations.  However, many PRC import/export laws and regulations are relatively new and as the PRC legal system continues to rapidly evolve, the interpretations of many PRC laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overruling of local government’s decisions by the superior, national government.  If we are required to restructure our operations to comply with new PRC laws or regulations, there can be no assurance that SinoHub SCM SZ would be able to preserve its status as a Client Coordinator Enterprise.

China’s economic policies could affect our business.

Substantially all of our assets are located in China and substantially all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and Chinese Renminbi (RMB) and between those currencies and other currencies in which our sales may be denominated, because substantially all of our earnings and cash assets are denominated in RMB.  In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Although we have no current intention to pay any dividends in the foreseeable future, fluctuations in the exchange rate would also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Currently, all of the components we sell to our Chinese customers are imported.  In the event that the U.S. dollar appreciates against RMB, our costs will increase.  If we cannot pass the resulting cost increases on to our customers, our profitability and operating results will be adversely affected.

We may be restricted from exchanging RMB to other currencies in a timely manner.

At the present time the RMB is not an exchangeable currency. The Company receives nearly all of its revenue in RMB, which may need to be exchanged to other currencies, primarily U.S. dollars, and remitted outside of the PRC. Effective from July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises, including Sino-foreign joint ventures, are no longer subject to the approval of State Administration of Foreign Exchange, or SAFE, but need only a ministerial review, according to the foreign exchange regulations. Current account items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a current account transaction. Other non-current account items, known as capital account items, remain subject to SAFE approval. Under current regulations, the Company can obtain foreign currency in exchange for RMB from swap centers authorized by the government. The Company does not anticipate problems in obtaining foreign currency to satisfy its requirements; however, there is no assurance that foreign currency shortages or changes in currency exchange laws and regulations by the PRC government will not restrict the Company from exchanging RMB in a timely manner. If such shortages or changes in laws and regulations occur, the Company may accept RMB, which can be held or reinvested in other projects.

Our subsidiaries and affiliated Chinese entities in China are subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

SinoHub’s operating subsidiaries in China generate substantially all of the company’s consolidated revenues.  To repatriate the cash generated to the US-based parent, these subsidiaries would need to declare a dividend or make some other type of payment to the US-based parent.  Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiaries in China are required to set aside at least 10% of our annual after-tax profits determined in accordance with PRC GAAP in a statutory general reserve fund until the amount in such fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Further, if our subsidiaries and affiliated Chinese entities in China incur debt on their own behalf, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us, which may restrict our ability to satisfy our liquidity requirements. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

We may face obstacles from the communist system in The People's Republic of China.

Foreign companies conducting operations in The People’s Republic of China face significant political, economic and legal risks. The Communist regime in The People's Republic of China may hinder Western investment.

We may have difficulty establishing adequate management, legal and financial controls in the People's Republic of China.

The People's Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the People's Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the People’s Republic of China. In addition, some of our directors and officers are non-residents of the United States and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the People’s Republic of China would enforce:

·	Judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

·
In original actions brought in the Republic of China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the Republic of China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since 1979 has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and affiliates is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

Risks Related to Ownership of SinoHub Common Stock

There can be no assurance that a liquid public market for our common stock will exist in the future.

Although our common stock is eligible for quotation on the NYSE Amex, very few shares trade on a regular basis and there may not be a significant market in our common stock in the future. There can be no assurance that a regular and established market will be developed and maintained for our common stock. There can also be no assurance as to the strength or liquidity of any market for our common stock or the prices at which holders may be able to sell their shares.

It is likely that there will be significant volatility in the trading price.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations that have not necessarily been related to the operations, performance, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional equity financing to continue our growth and our success in raising additional equity capital could be affected by such volatility.  Market prices for our common stock will be influenced by many factors and can be expected to be subject to significant fluctuations in response to variations in our operating results and other factors. Our stock price will also be affected by the trading price of the stock of our competitors, investor perceptions of SinoHub, interest rates, general economic conditions and those specific to our industry, developments with regard to SinoHub’s operations and activities, our future financial condition, and changes in our management.

Our shares of common stock are currently subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The trading price of the common stock has remained been below $5.00. Since our common stock trades below $5.00 per share, trading in the common stock is subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), related to any trades involving a “penny stock” (defined generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions).  These rules impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). These rules require additional disclosure by broker-dealers in connection with any trades involving a “penny stock” and a two business day “cooling off period” before brokers and dealers can effect transactions in penny stocks. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. These, and the other burdens imposed upon broker-dealers by the penny stock requirements, could discourage broker-dealers from effecting transactions in our common stock which could severely limit the market liquidity of our common stock and the ability of holders of our common stock to sell it.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

As of August 31, 2009, we had issued and outstanding approximately (i) 25,056,671 shares of common stock, warrants for 2,467,596 shares of common stock and options exercisable for 1,198,309 shares of common stock These securities will be eligible for public sale only if registered under the Securities Act or if the stockholder qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or other applicable exemption.  We believe that our stockholders will not be entitled to sell our shares pursuant to Rule 144 until March 30, 2010.  In addition to the restrictions on resale imposed by the securities laws, a number of our outstanding shares are subject to contractual restrictions on resale.  The holders of an aggregate of 7,352,750 shares of SinoHub common stock issued in respect of SinoHub International’s Series A, B and C Convertible Preferred Stock in connection with the reverse merger were entitled to piggy back and demand registration rights with respect to the shares of SinoHub International common stock into which such preferred stock was convertible pursuant to the terms of certain Stock Purchase Agreements entered into among SinoHub International and such holders.   We have entered into an agreement with such holders to provide them with demand and piggyback registration rights with respect to the 7,352,750 shares of SinoHub common stock that such holders received in the Merger on the condition that such rights will not be exercisable until November 9, 2009.  The holders of the 342,862 shares of the Company’s common stock issued in August 2009 are also parties to this agreement.  Notwithstanding the provision that such rights are not exercisable until November 9, 2009, the Company has offered the parties to the agreement, along with the holders of warrants exercisable for an aggregate of 308,457 shares of the Company’s common stock the opportunity to register such shares for resale. An aggregate of 5,246,744 shares of outstanding common stock and 2,159,539 shares of common stock issuable upon exercise of outstanding warrants have been registered for resale under a currently effective registration statement.  The market price of our capital stock could drop significantly if the holders of the shares being registered hereunder sell them or are perceived by the market as intending to sell them. Moreover, to the extent that additional shares of our outstanding stock are registered, or otherwise become eligible for resale, and are sold, or the holders of such shares are perceived as intended to sell them, this could further depress the market price of our common stock.  These factors could also make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our common stock or other equity securities.

The ability of the Board of Directors of SinoHub to issue “blank check” preferred stock and any anti-takeover provisions we adopt may depress the value of our Common Stock.

The authorized capital of SinoHub includes shares of “blank check” preferred stock.  The SinoHub Board has the power to issue any or all of the authorized but unissued shares of its preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  They may, in the future, adopt anti-takeover measures.  The authority of the SinoHub Board of Directors to issue “blank check” preferred stock and any future anti-takeover measures it may adopt may in certain circumstances delay, deter or prevent takeover attempts and other changes in control of SinoHub not approved by its Board of Directors.  As a result, SinoHub stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price of the Common Stock and the voting and other rights of its stockholders may also be affected.

The issuance of certain of securities may not have been made in compliance with the federal and state securities laws, which exposes us to potential liabilities, including potential rescission rights.

Between August 6, 2008 and November 19, 2008, we issued an aggregate of 1,900 shares of the Company’s common stock to odd lot holders for no cash consideration in order to bring their holdings up to round lots pursuant to an offer made to all such odd lot holders.  Such holders were required to sign a lock-up agreement with respect to such shares. On December 16, 2008, the Company issued 22,200 shares of common stock for services to 14 employees at fair value of $50,000 pursuant to the Company’s 2008 Stock Plan.  Between October 29, 2008 and January 26, 2009 certain employees exercised their stock options to purchase an aggregate of 149,975 shares of common stock for an aggregate exercise price of $19,800. These offerings were not registered under the Securities Act of 1933 or applicable state securities laws, and it is possible that there were not available exemptions from registration under such laws applicable to these offerings.

If any of these offerings did not qualify for such exemption, an investor in such offering would have the right to rescind its purchase of the securities if it so desired. Generally the remedy for rescission is the return of the original purchase price plus interest from the date of the sale.  Given the nature of the deemed consideration for certain of the issuances in question, it is unclear what the remedy would be for such issuances, although with respect to the shares issued to odd lot holders, any remedy would likely include termination of the lock-up agreement.  It is possible that if an investor should seek rescission, such investor would succeed or that we would settle such claims to avoid the cost of litigation. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. Given the aggregate amount of shares issued we do not believe that if all of the affected shareholders elect rescission that it would have a material impact on the Company, However, we may also become subject to fines and penalties that could be imposed by the SEC and state securities agencies, which could be significant.